UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SILVER BOW MINING CORP.

(Exact name of registrant as specified in its charter)

British Columbia	98-1858068
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1401 Idaho Street Butte, Montana	59701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	The NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-292928

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered.

A description of the common shares, no par value, of Silver Bow Mining Corp., a British Columbia corporation (the “Registrant”), to be registered hereunder is set forth under the heading “Description of Securities” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-292928), originally filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2026 as subsequently amended, and is incorporated herein by reference. The description of the common shares included in any form of prospectus subsequently filed by the Registrant with the Commission shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Silver Bow Mining Corp.
Dated: April 21, 2026
	By:	/s/ C. Travis Naugle
C. Travis Naugle
Chief Executive Officer